Calculation of Filing Fee Tables
S-8
Proto Labs Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	395,000	$ 78.13	$ 30,861,350.00	0.0001381	$ 4,261.95
Total Offering Amounts:						$ 30,861,350.00		$ 4,261.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,261.95
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of the common stock of Proto Labs, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table under the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. The Amount Registered represents an additional 395,000 shares of the Registrant's common stock, par value $0.001 per share, that are authorized for issuance under the Plan. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act using the average of the high and low sale prices of the common stock on July 27, 2026, as reported on The New York Stock Exchange, which is within five business days prior to filing this Registration Statement on Form S-8.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources